Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF
ITERIS HOLDINGS, INC.

Iteris Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

I.                                         The original certificate of incorporation of this corporation was filed with the Secretary of State of the State of Delaware on July 13, 1987 under the name Odetics, Inc.

II.                                     This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the certificate of incorporation of this corporation.  The amendments set forth herein have been duly approved by the directors and stockholders of the corporation in accordance with Sections 245 and 242 of the General Corporation Law of the State of Delaware.

III.                                 The certificate of incorporation of the corporation, as amended to the date of filing of this Amended and Restated Certificate of Incorporation, is hereby amended and restated to read in full as follows:

FIRST:                                                           The name of the corporation is Iteris, Inc. (the “Corporation”).

SECOND:                                            The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.  The name of the Corporation’s registered agent at that address is The Corporation Trust Company.

THIRD:                                                       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

FOURTH:

A.                                   The total number of shares of stock which the Corporation shall have authority to issue is 52,000,000, consisting of 50,000,000 shares of Common Stock, par value $.10 per share (the “Common Stock”), and 2,000,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”).

Immediately prior to the filing of this Amended and Restated Certificate of Incorporation, the corporation had outstanding two classes of common stock.  The first class consisted of 50,000,000 shares and was designated “Class A Common Stock”.  The second class consisted of 2,600,000 shares and was designated “Class B Common Stock”.  Upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, without any further action on the part of the holders thereof, (i) the Class A Common Stock shall be designated and referred to as the “Common Stock” and (ii) each outstanding share of the Class B Common Stock shall be automatically converted into one and one-tenth (1.1) of a share of the Common Stock (formerly known as “Class A Common Stock”).  Immediately thereafter, there shall cease to be any shares of Class B Common Stock outstanding or authorized.  No fractional shares of Common Stock shall be issued as a result of the conversion of the Class B Common Stock.  If any fractional share of Common Stock would be delivered to any stockholder upon such conversion, the Corporation shall pay to the stockholder entitled to such fractional share an amount in cash equal to the current market price of such fractional share (as determined in good faith by the Board of Directors of the Corporation) as of the date of filing of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “Filing Date”).  Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Class B Common Stock held by such stockholder as of such Filing Date and the number of shares of Common Stock issuable upon such conversion on an aggregate basis.

B.                                     Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by resolution of the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) prior to the issuance of any shares thereof.  Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereon, as shall be stated in such resolution providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.  The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any class or series subsequent to the issuance of shares of that class or series.

Junior Participating Preferred Stock.

Section 1.  Designation and Amount.  The Corporation shall have the authority to issue two series of junior participating preferred stock, to be designated Series A Preferred Stock and Series B Preferred Stock (together referred to herein as, the “A/B Preferred Stock”), which shall have identical rights, preferences, privileges and limitations as set forth herein, except with respect to voting rights as set forth in Section 3 hereof.  The number of shares constituting the Series A Preferred Stock shall be Five Hundred Thousand (500,000), and the number of shares constituting the Series B Preferred Stock shall be One Hundred Thousand (100,000).  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of A/B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into A/B Preferred Stock.

Section 2.  Dividends and Distributions.

(A)                              Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the A/B Preferred Stock with respect to dividends, each holder of a share of A/B Preferred Stock, in preference to the holders of shares of Common Stock and of any other junior stock, shall be entitled to receive, when declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of A/B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, (i) One Thousand (1,000) times the aggregate per share amount of all cash dividends, and (ii) One Thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a share or fraction of A/B Preferred Stock.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of A/B Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)                                The Corporation shall declare a dividend or distribution on the shares of A/B Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Distribution Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share of A/B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)                                Dividends shall begin to accrue and be cumulative on each outstanding share of A/B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such share of A/B Preferred Stock, unless the date of issue of such share is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such share shall begin to accrue from the date of issue of such share, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of A/B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of A/B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

The Board of Directors may fix a record date for the determination of holders of shares of A/B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3.  Voting Rights.  The holders of shares of A/B Preferred Stock shall have the following voting rights:

(A)                              Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to One Hundred (100) votes on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.  Except as otherwise provided herein, in any Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(B)                                Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to One Thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.  Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)                                Except as set forth herein, or as otherwise provided by law, holders of A/B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.  Certain Restrictions.

(A)                              Whenever quarterly dividends or other dividends or distributions payable on the A/B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of A/B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)                                               declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the A/B Preferred Stock;

(ii)                                            declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the A/B Preferred Stock, except dividends paid ratably on the shares of A/B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)                                         redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the A/B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the A/B Preferred Stock; or

(iv)                                        redeem or purchase or otherwise acquire for consideration any shares of the A/B Preferred Stock, or any shares of stock ranking on a parity with the A/B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)                                The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.  Reacquired Shares.  Any shares of A/B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the certificate of incorporation, or in any other certificate of designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6.  Liquidation, Dissolution or Winding Up.

(A)                              Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the A/B Preferred Stock unless, prior thereto, the holders of shares of A/B Preferred Stock shall have received One Thousand Dollars ($1,000) per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of A/B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the A/B Preferred Stock, except distributions made ratably on the A/B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of A/B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)                                In the event, however, that there are not sufficient assets available to permit payment in full to the Liquidation Preference and the liquidation preferences of all other series of A/B Preferred Stock, if any, which rank on a parity with the A/B Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

(C)                                In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.  Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common

Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of A/B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to One Thousand (1,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of A/B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.  No Redemption.  The shares of A/B Preferred Stock shall not be redeemable.

Section 9.  Rank.  The A/B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.

Section 10.  Amendment.  The certificate of incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the A/B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of each series of A/B Preferred Stock, each voting as a separate class.

C.                                     Common Stock Voting Rights.  The holder of each share of Common Stock shall have the right to one vote per share and shall be entitled to vote upon such matters and in such manner as may be provided by law or by this Amended and Restated Certificate of Incorporation or by the Bylaws of the Corporation.

FIFTH:                                                          In furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws with the exception that a bylaw specifying or changing a fixed number of directors or the maximum or minimum number of directors or changing from a fixed to a variable board may be adopted only by approval of a majority of the outstanding shares of each class of common stock; provided, however, that an amendment reducing the number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

SIXTH:                                                        Notwithstanding Article Fifth hereof, the Bylaws may be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, or by the affirmative vote of a majority of the voting power of all outstanding shares, regardless of class and voting together as a single voting class subject to the terms of Article Fourth, Section 3 hereof.

SEVENTH:                                      The business and affairs of the corporation shall be managed by and under the direction of the Board of Directors.  Except as may otherwise be provided in this Amended and Restated Certificate of Incorporation, the exact number of directors of the Corporation shall be determined from time to time by a Bylaw or amendment thereto.

EIGHTH:                                                Directors shall be elected at each annual meeting of stockholders and may be elected at any special meeting of stockholders called for that purpose, to serve until the next annual meeting of stockholders and until their respective successors are elected, unless they shall sooner resign, become disqualified or disabled or be removed from office.  A director or the entire Board of Directors may be removed with or without cause by the affirmative vote of the holders of a majority of the securities entitled to vote for each director, provided that (if less than the entire number of directors elected by a particular class of securities is removed) the shares voted against such removal would not be sufficient to elect the director or directors in any election involving cumulative voting by stockholders.  A director may be removed for cause by the Court of Chancery in a suit by stockholders holding at least 10% of the outstanding shares of any class.

Additional directors elected pursuant to Article Fourth, Paragraph B hereof in connection with the rights to elect such additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such class or series.

NINTH:                                                      Except as may otherwise be provided pursuant to Article Fourth, Paragraph B hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the directorship which was newly created or as to which the vacancy occurred and until such director’s successor shall have been elected and qualified or until such director’s death, resignation or removal, whichever first occurs.

TENTH:                                                    Except as may otherwise be provided pursuant to Article Fourth, Paragraph B hereof in connection with rights to elect additional directors under specified circumstances which may be granted to holders of any class or series of Preferred Stock, any director may be removed from office by the affirmative vote of a majority of the voting power of all outstanding shares of stock entitled to vote in connection with the election of such director, regardless of class and voting together as a single voting class.

ELEVENTH:                               At any meeting of stockholders, the stockholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any stockholder before the voting has begun.

At a stockholders’ meeting at which directors are to be elected, any stockholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the stockholder’s shares) only if the candidates’ names have been placed in nomination prior to commencement of the voting and a stockholder has given notice prior to commencement of the voting of the stockholder’s intention to cumulate votes.  If any stockholder has given such a notice, then every stockholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder’s shares are entitled, or distribute the stockholder’s votes on the same principle among any or all of the candidates, as the stockholder thinks fit.  The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

TWELFTH:

A.                                   The Corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware or any other applicable law as presently or hereafter in effect any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.  Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.  No amendment or repeal of this Section 1 of Article Twelfth shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

B.                                     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by Delaware law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit.  No amendment to or repeal of this Paragraph B of Article Twelfth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

C.                                     In furtherance and not in limitation of the powers conferred by statute:

D.                                    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

E.                                      The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, letters of credit, surety bonds or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere

THIRTEENTH:                                   Special meetings of the stockholders of the Corporation.  for any purpose or purposes may be called at any time by a majority of the entire Board of Directors, by the Chairman of the Board, by the President, or by one or more stockholders holding shares in the aggregate—entitled to-cast not less than 10% of the votes at the special meeting.  Special meetings may not be called by any other person or persons.  Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

FOURTEENTH:                               Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept (subject to any provision of applicable law) outside the state of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

FIFTEENTH:                                              The Corporation may make loans to or guarantee the obligations of (i) its officers or directors only if such loan or guarantee, or an employee benefit plan authorizing such loan or guarantee, is approved by the Corporation’s stockholders, and (ii) to its officers only if such loan or guarantee is approved by its Board of Directors (excluding the vote of interested directors) pursuant to a stockholder-approved bylaw provision.

SIXTEENTH:                                            The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this 22nd day of October 2004.

/S/ JOHN E. JOHNSON
John E. Johnson
Chief Executive Officer and President